SUB-ITEM 77Q3

AIM Global Small & Mid Cap Growth Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending: 10/31/2009
File number:  811-6463
Series No.:   3

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A                       $ 5,471
        2 Dividends for a second class of open-end company shares
          (000's Omitted)
          Class B                       $ -
          Class C                       $ -
          Class Y                       $ 20
          Institutional Class           $ 376


73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1 Dividends from net investment income
          Class A                        0.1556
        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B                             -
          Class C                            -
          Class Y                        0.1590
          Institutional Class            0.2745


74U.    1 Number of shares outstanding (000's Omitted)
          Class A                        35,239
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                         2,962
          Class C                         1,591
          Class Y                           318
          Institutional Class             1,611


74V.    1 Net asset value per share (to nearest cent)
          Class A                       $ 14.79
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
          Class B                       $ 13.07
          Class C                       $ 13.08
          Class Y                       $ 14.84
          Institutional Class           $ 14.81